Exhibit 99.1

Aytu BioPharma Announces Delayed Filing of Second Quarter Fiscal 2023 Financial Results

ENGLEWOOD, CO / February 13, 2023 / Aytu BioPharma, Inc. (the Company or "Aytu") (Nasdaq: AYTU), a commercial stage pharmaceutical and consumer health company providing pediatric-focused prescription drugs and cost-effective consumer health solutions, has announced the delayed filing of its Form 10-Q for its second quarter fiscal year 2023, ended December 31, 2022 to allow for additional assessment and management review time on an accounting matter. The matter is related to the accounting for warrants issued in previous financings and we believe will not affect assets, cash and cash equivalents, revenue, cost of goods sold, operating expenses, loss from operations or adjusted EBITDA. The Company will reschedule its quarterly conference call. The Company intends to file the quarterly report as soon as practicable.

About Aytu BioPharma, Inc.

Aytu BioPharma is a pharmaceutical company commercializing a portfolio of commercial prescription therapeutics and consumer health products. The Company’s prescription products include Adzenys XR-ODT® (amphetamine) extended-release orally disintegrating tablets (see Full Prescribing Information, including Boxed WARNING) and Cotempla XR-ODT® (methylphenidate) extended-release orally disintegrating tablets (see Full Prescribing Information, including Boxed WARNING) for the treatment of attention deficit hyperactivity disorder (ADHD), as well as Karbinal® ER (carbinoxamine maleate), an extended-release antihistamine suspension indicated to treat numerous allergic conditions, and Poly-Vi-Flor® and Tri-Vi-Flor®, two complementary fluoride-based prescription vitamin product lines available in various formulations for infants and children with fluoride deficiency. Aytu’s consumer health segment markets a range of over-the-counter medicines, personal care products, and dietary supplements addressing a range of common conditions including diabetes, allergy, hair regrowth, and gastrointestinal conditions. To learn more, please visit aytubio.com.

Forward-Looking Statement

This press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, or the Exchange Act. All statements other than statements of historical facts contained in this press release, are forward-looking statements. Forward-looking statements are generally written in the future tense and/or are preceded by words such as ‘‘may,’’ ‘‘will,’’ ‘‘should,’’ ‘‘forecast,’’ ‘‘could,’’ ‘‘expect,’’ ‘‘suggest,’’ ‘‘believe,’’ ‘‘estimate,’’ ‘‘continue,’’ ‘‘anticipate,’’ ‘‘intend,’’ ‘‘plan,’’ or similar words, or the negatives of such terms or other variations on such terms or comparable terminology. All statements other than statements of historical facts contained in this presentation, are forward-looking statements. These statements are just predictions and are subject to risks and uncertainties that could cause the actual events or results to differ materially. These risks and uncertainties include, among others, risks associated with: the timing of releasing the Company’s second quarter of fiscal 2023 financial results and filing the related Form 10-Q with the SEC. We also refer you to (i) the risks described in ‘‘Risk Factors’’ in Part I, Item 1A of Aytu’s most recent Annual Report on Form 10-K and in the other reports and documents it files with the Securities and Exchange Commission.

Contacts for Investors:

Mark Oki, Chief Financial Officer

Aytu BioPharma, Inc.

moki@aytubio.com

Robert Blum or Roger Weiss

Lytham Partners

AYTU@lythampartners.com